Exhibit 10.17

Meeting room rental contracts

Party A (lessor): Liu Heping

Party B (lessee): Wunong Technology (Shaanxi) Co., Ltd

In accordance with the relevant laws and regulations of the People’s Republic of China, the two sides reached the following agreement on the office building of Yushang Building on the basis of voluntary equality and mutual benefit.

Article 1: The rental housing and the area of the rental housing are located in the 18th floor of Block B of the office building of Yushang Building, with a total construction area of 248 square meters.

1. Party A guarantees that it has obtained the ownership certificate of the leased house and leased the house in accordance with the law

There is no dispute over ownership, and there is a legal right to dispose of it.

2. Party A guarantees that the rental housing meets the building standards and can be used normally.

3. Party A guarantees that there is no impact on the leased housing in accordance with this contract

Agreement on the normal use of rental housing.

Article 2: Lease term, purpose

1. The lease period of the house is one year, from January 20, 2021 to January 19, 2022.

2. Party A provides Party B with a conference room that can accommodate about 150 people. (Projector, .)

Sound, table and chairs etc well equipped. ）

3. Party B promises to lease the conference room only for the use of the conference room without authorization Changes.

Article 3: Rent and Payment Methods

1. The total area of the conference room is 248 square meters, and the annual cost is 20,000 yuan (including property management fee, pooled electricity, pooled water, air conditioning, heating. ）

2. Payment method for meeting room rent: once a year (paid in advance of each year in advance).

Article 4: This contract shall be made in duplicate, and one copy shall be held by both parties A and B with the same legal effect.

Party A: Liu Heping

ID card: 612701197806283612

Phone: 13992201567

Address: Yulin Yushang Building Office Building B 18 floors

Signing date: 2021.01.20

Party B: Qi Yanling

identity card:

Phone: 13324607618

address:

Signing date: 2021.01.20